Exhibit (a)(5)(E)
OSI PHARMACEUTICALS, INC.
3% Convertible Senior Subordinated Notes Due January 15, 2038
Second Amended and Restated Form of Fundamental Change Purchase Notice
THIS AMENDED AND RESTATED FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE (THE
“ELECTION FORM”) SUPERSEDES ANY PREVIOUS FORM OF FUNDAMENTAL CHANGE PURCHASE
NOTICE (THE “ORIGINAL ELECTION FORM”) WITH RESPECT TO THE PURCHASE RIGHT (AS
DEFINED IN THE OFFER TO PURCHASE DATED JUNE 17, 2010 (THE “ORIGINAL OFFER TO
PURCHASE”), AS AMENDED BY SUPPLEMENT NO. 1 TO OFFER TO PURCHASE DATED JUNE 28,
2010, AND AS FURTHER AMENDED BY A SECOND SUPPLEMENT TO OFFER TO PURCHASE DATED
JULY 13, 2010 RELATING TO AN OFFER BY OSI PHARMACEUTICALS, INC. (THE
“COMPANY”) TO PURCHASE FOR CASH ANY AND ALL OF ITS 3% CONVERTIBLE SENIOR
SUBORDINATED NOTES DUE 2038. THIS ELECTION FORM AMENDS AND RESTATES THE
ORIGINAL ELECTION FORM SOLELY TO DELETE ANY REQUIREMENT FOR A HOLDER TO SPECIFY
A FUNDAMENTAL CHANGE WITH REGARD TO WHICH THE HOLDER ELECTS TO EXERCISE ITS
PURCHASE RIGHT. IN ALL OTHER RESPECTS, THE ORIGINAL ELECTION FORM REMAINS
UNCHANGED. IN ORDER TO EXERCISE ITS FUNDAMENTAL CHANGE PURCHASE RIGHT, A
HOLDER MUST USE THIS ELECTION FORM AND MUST FILL OUT THIS ELECTION FORM IN ITS
ENTIRETY.
To:    The Bank of New York Mellon
The undersigned registered owner of this Security hereby acknowledges receipt of a notice from the Company pursuant to Section 3.08 of that certain Indenture (the “Indenture”), dated as of January 9, 2008, between the Company and The Bank of New York Mellon (f/k/a The Bank of New York), and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture at the Fundamental Change Purchase Price, together with accrued and unpaid interest (including Additional Interest, if any), to, but not including, the Fundamental Change Purchase Date, to the registered Holder hereof.

Date:

Signature (s)

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed (in an integral
Multiple of $1,000, if less than all):

Certificate number (if applicable):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.